EXHIBIT 5


         [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]


                                                               212-859-8076
August 26, 1998                                         (FAX: 212-859-8587)

General Semiconductor, Inc.
10 Melville Park Road
Melville, NY  11747


Ladies and Gentlemen:

          We have acted as special counsel to General Semiconductor, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") covering an aggregate of 5,427,166 shares (the "Registered Shares") of common stock, par value $.01 per share, to be offered for sale by certain stockholders of the Company.

          With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

          Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Registered Shares are validly issued, fully paid and non-assessable.

          This opinion is limited to the General Corporation Law of the State of Delaware, as currently in effect.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                   By:          /s/ Lois Herzeca
                                      -------------------------------------
                                                  Lois Herzeca